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CUSIP No. 617358106
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                            EXHIBIT 1 TO SCHEDULE 13G
                            -------------------------

          John L. Keeley, Jr., Keeley Asset Management Corp., Kamco Performance Limited Partnership, Kamco Limited Partnership No. 1, John L. Keeley, Jr. Foundation and Keeley Investment Corp. agree that, unless differentiated, this
Schedule 13G is filed on behalf of each of the parties.

          Dated this 29th day of January, 2002.



/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr.


KEELEY ASSET MANAGEMENT CORP.


/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr., President


KAMCO PERFORMANCE LIMITED PARTNERSHIP


/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr., General Partner


KAMCO LIMITED PARTNERSHIP NO. 1


/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr., General Partner


JOHN L. KEELEY, JR. FOUNDATION


/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr., President and Treasurer


KEELEY INVESTMENT CORP.


/s/ John L. Keeley, Jr.
-------------------------------------------------
John L. Keeley, Jr., President


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